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                                                                    Exhibit 23.1


                     [Letterhead of Deloitte & Touche LLP]



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-16947 of United USN, Inc. of our report dated March 15, 1996, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the headings "Selected Historical Consolidated Financial and Operating Data" and "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP

January 13, 1997
Chicago, Illinois